EXHIBIT 99

News From

HEALTHSOUTH

                                        FOR IMMEDIATE RELEASE
                                                  May 8, 2003


                   HEALTHSOUTH ENGAGES PRICEWATERHOUSECOOPERS
                                 AS NEW AUDITOR

BIRMINGHAM, Alabama - HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced that its Audit Committee has appointed PricewaterhouseCoopers LLP as HealthSouth's new independent auditor. The Audit Committee made the appointment following a month-long search and evaluation. PricewaterhouseCoopers replaces Ernst & Young LLP, whose engagement as auditor was terminated by the Audit Committee previously.

PricewaterhouseCoopers is the world's largest professional services organization, drawing on the knowledge and skills of more than 125,000 professionals in 142 countries.

HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations in all 50 states, the United Kingdom, Australia, Puerto Rico, Saudi Arabia and Canada. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth's actual results may differ materially from the results anticipated in these forward- looking statements as a result of a variety of factors, including those identified in this press release and in the public filings made by HealthSouth with the Securities and Exchange Commission, including HealthSouth's Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Reports on Form 10-Q, and forward-looking statements contained in this press release or in other public statements of HealthSouth or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

For more information contact Andy Brimmer at 205-410-2777.